UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2018

Commission file number: 333- 209900

Jialijia Group Corporation Limited

(Exact name of registrant as specified in its charter)

Nevada	35-2544765
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification number)
Room 402, Unit B, Building 5,Guanghua Community, Guanghua Road, Tianning District, Changzhou, Jiangsu, China
(Address of Principal Executive Offices)	(Zip Code)

0519-89801180

(Registrant’s Telephone Number, Including Area Code)

Rizzen, Inc.

Unit 04 7/F Bright Way Twoer No. 33 Mong Kok Rd Kowloon Hong Kong

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•                   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•                   Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2018, pursuant to the approval of the majority of our shareholders and our board of directors, the Company's Articles of Incorporation were amended to reflect a name change to Jialijia Group Corporation Limited and the number of shares the corporation is authorized to issue increased from 75,000,000 to 1,000,000,000. These changes were effective upon the filing of a Certificate of Amendment with the State of Nevada, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 9.01 Financial Statement and Exhibits.

Exhibit No.	Exhibit
3.1	Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Jialijia Group Corporation Limited

By: /s/Jin Na

Name: Jin Na

Title: Chief Executive Officer, Chief Financial Officer, and Director

Date: May 25, 2018